Exhibit 4.2

INCORPORATED UNDER THE LAWS OF THE STATE OF

DELAWARE

SEE RESTRICTIONS ON REVERSE SIDE

PB-	* * Shares

SERIES B CONVERTIBLE

PREFERRED STOCK

REDBACK NETWORKS INC.

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PREFERRED STOCK

$0.0001 PAR VALUE PER SHARE OF REDBACK NETWORKS INC.

THIS CERTIFIES THAT              is the record holder of *            * fully paid and nonassessable shares of the Series B Convertible Preferred Stock of Redback Networks Inc., hereinafter referred to as the “Corporation,” transferable only on the share register of the Corporation, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation (including Certificate of Designation relating to the shares of Series B Convertible Preferred Stock represented by this certificate) and the Bylaws of the Corporation and any amendments thereto, copies of which are on file at the office of the Corporation, and made a part hereof. The shares represented by this certificate are subject to the legend affixed to the back of this certificate.

A statement of all the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the Corporation and upon the holders thereof may be obtained by any stockholder upon request and without charge, at the principal office of the Corporation, and the Corporation will furnish any stockholder, upon request and without charge, a copy of such statement.

WITNESS the signatures of its duly authorized officers this              day of                             , 20        .

Thomas L. Cronan III	Susan Marsch
Senior Vice President of Finance and Administration and Chief Financial Officer	Secretary

FOR VALUE RECEIVED                                                                       DO HEREBY SELL, ASSIGN, AND TRANSFER UNTO                                          SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                                                               ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED ,

IN PRESENCE OF	(Witness)	(Stockholder)
(Stockholder)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERNATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION.